UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017 (November 17, 2017)

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously announced, on October 13, 2017, Chaparral Energy, L.L.C., Chaparral CO2, L.L.C. and Chaparral Real Estate, L.L.C., each a wholly-owned subsidiary of Chaparral Energy, Inc. (the “Company”), entered into an Asset Purchase and Sale Agreement (the “Purchase Agreement”) with Perdure Petroleum, LLC to sell certain hydrocarbon interests and associated assets utilizing enhanced oil recovery methods (the “EOR Assets”), for total consideration of approximately $170 million in cash plus certain contingent payments and subject to customary closing adjustments. The Company closed on the sale of the EOR Assets on November 17, 2017 and used proceeds from the sale to pay down debt under its credit facility. The assets included in the sale contributed approximately 5,700 Boe/day of net production during the third quarter of 2017 and comprise 51% of the Company’s proved oil and natural gas reserves based on SEC criteria as of September 30, 2017.

The foregoing is not a complete description of all the terms and provisions of the  Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The unaudited pro forma financial information required by Item 9.01 is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On November 20, 2017, the Company issued a press release announcing the completion of the sale of the EOR Assets described above. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information:

The following unaudited pro forma financial information of the Company, which give effect to the disposition of the EOR Assets, is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference:

─ Unaudited pro forma consolidated balance sheet as of September 30, 2017

─ Unaudited pro forma consolidated statements of operations for the year ended December 31, 2016 and for the nine months ended September 30, 2017

(d)	Exhibits.

Exhibit Number	Description

2.1	Asset Purchase and Sale Agreement dated October 13, 2017, by and among Chaparral Energy, L.L.C., Chaparral CO2, L.L.C., Chaparral Real Estate, L.L.C. and Perdure Petroleum, LLC.*
99.1	Press Release of Chaparral Energy, Inc. dated November 20, 2017.
99.2	Unaudited Pro Forma Consolidated Financial Statements.

* The schedules and exhibits to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Chaparral Energy, Inc. will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 21, 2017

	By:	/s/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President